Exhibit 5.1

August 30, 2021

Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10019
Attention: General Counsel

Re:	Lexington Realty Trust - $400,000,000 aggregate principal amount of 2.375% Notes due 2031

Ladies and Gentlemen:

We have acted as counsel to Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with the issuance and sale by the Company of $400,000,000 aggregate principal amount of its 2.375% Notes due 2031 (the “Notes”) registered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-253297) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Notes will be issued pursuant to the Indenture, dated as of May 9, 2014 (the “Base Indenture”), by and among the Company, certain subsidiaries of the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended by the Third Supplemental Indenture thereto, dated as of the date hereof (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee, and will be sold pursuant to the terms of an underwriting agreement, dated August 16, 2021 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed therein (collectively, the “Underwriters”).

As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the Registration Statement;

(ii)	the base prospectus, dated February 19, 2021, in the form in which it appears in the Registration Statement at the time the Registration Statement became effective, as supplemented by the prospectus supplement to the base prospectus, as filed by the Company with the Commission on August 18, 2021 pursuant to Rule 424(b) under the Securities Act (together, the “Prospectus”);

(iii)	the Indenture, including the Notes in the form of the global securities attached to the Indenture; and

(iv)	the Underwriting Agreement.

Lexington Realty Trust

August 30, 2021

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

The Notes and the Indenture are referred to herein, individually, as a “Transaction Document” and, collectively, as the “Transaction Documents.”

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the due incorporation and valid existence in good standing of the Company under the laws of the State of Maryland; (ii) the due authorization, execution and delivery of all agreements, instruments and other documents by all the parties thereto; (iii) the genuineness of all signatures on all documents reviewed by us; (iv) the authenticity and completeness of all documents, corporate records, certificates and other instruments reviewed by us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies of original documents, corporate records, certificates and other instruments reviewed by us conform to the original documents, records, certificates and other instruments; (vi) the legal capacity and competency of all individuals executing documents; (vii) that the Transaction Documents are the valid and binding obligations of each of the parties thereto (other than the Company), enforceable against such parties (other than the Company) in accordance with their respective terms and that no Transaction Document has been amended or terminated orally or in writing except as has been disclosed to us in writing; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that the Trustee has satisfied all regulatory and legal requirements applicable to its activities; (x) that the Notes will be duly authenticated by the Trustee; (xi) that the remedies set forth in the Indenture and the Notes will be exercised in good faith and the Indenture and the Notes were entered into without fraud or duress and for good, valuable and adequate consideration and without intent to hinder, delay or defeat any rights of any creditors or stockholders of the Company and (xii) that the form and terms of the Notes, the issuance, sale and delivery thereof by the Company, and the incurrence and performance by the Company of its obligations thereunder or in respect thereof in accordance with the terms thereof, will comply with, and will not violate, any applicable order, judgment, decree or award, or any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon the Company, or to which the issuance, sale and delivery of such Notes, or the incurrence and performance of such obligations, may be subject. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that, when the Notes have been duly executed by the Company, duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion expressed herein is subject to the following exceptions, qualifications and limitations:

Lexington Realty Trust

August 30, 2021

A. It is limited by the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors’ rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law. In addition, we express no opinion as to the validity, binding effect or enforceability of any provision of the Indenture or the Notes relating to the separability of provisions of the Indenture or the Notes.

B. No opinion is expressed herein with respect to the validity, binding effect or enforceability of any provision of the Indenture or the Notes insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes or with respect to the acceptance by a federal court located in the State of New York of jurisdiction of a dispute arising under the Indenture or the Notes, other than (a) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Indenture or the Notes (subject, however, to the extent limited by the Constitution of the United States and by Section 1-301 of the New York Uniform Commercial Code), and (b) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Indenture or the Notes.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion letter, the internal laws of the State of New York.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter. This opinion letter is rendered solely in connection with the offering of the Notes. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on August 30, 2021 for incorporation by reference in the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ PAUL HASTINGS LLP